EX-24


                                                         Exhibit 24

                            POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that Marc D. Morris, being an Officer of MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund, whose signature appears below, constitutes and appoints Leonard I. Chubinsky as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign Form 3 and any or all amendments thereto, including any or all Forms 4 and 5, and to file the same, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.



                                /s/  Marc D. Morris
                            -------------------------------
                                     Marc D. Morris

Dated:  August 20, 2003